Execution Copy

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of November 26, 2014, is entered into by and among Spirit Master Funding VI, LLC (“SMF VI”), Spirit Master Funding VIII, LLC (“SMF VIII” and, together with SMF VI, the “New Issuers”), SPIRIT REALTY, L.P., in its capacity as Property Manager and Special Servicer, as applicable, and MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, in its capacity as Back-Up Manager, under that certain Second Amended and Restated Property Management and Servicing Agreement, dated as of May 20, 2014 (as may be amended, modified, extended or restated from time to time, including, without limitation by Amendment No. 1 thereto, dated as of the date hereof, the “Property Management Agreement”), among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC and any other joining party issuer, each as an issuer (each, an “Issuer”), the undersigned, as property manager (the “Property Manager”) and special servicer (the “Special Servicer”) and Midland Loan Services, a division of PNC Bank, National Association, as back-up manager (the “Back-Up Manager”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Property Management Agreement.
SMF VI is a limited liability company established under the laws of the State of Delaware on August 16, 2013 and operates under a limited liability company agreement, dated as of August 16, 2014. SMF VIII is a limited liability company established under the laws of the State of Delaware on April 24, 2014 and operates under a limited liability company agreement, dated as of April 24, 2014.
The New Issuers, the Property Manager, the Special Servicer and the Back-Up Manager hereby agree as follows:
1.    Each New Issuer hereby acknowledges, agrees and confirms that, by its execution of this Agreement, effective as of the date hereof, each New Issuer shall become a party to the Property Management Agreement, shall be deemed to be a signatory to the Property Management Agreement and shall have all of the rights and obligations of an Issuer as specified in the Property Management Agreement. Each New Issuer hereby ratifies, as of the date hereof, and agrees to be bound by, all of the applicable terms, provisions and conditions contained in the Property Management Agreement.
2.    The address of each New Issuer for purposes of Section 9.04(c) of the Property Management Agreement shall be as follows:
Spirit Master Funding VI, LLC
16767 N. Perimeter Drive, Suite 210
Scotts, Arizona 85260
Attention: Ryan Berry, General Counsel
Email: rberry@spiritrealty.com
Spirit Master Funding VIII, LLC
16767 N. Perimeter Drive, Suite 210
Scotts, Arizona 85260
Attention: Ryan Berry, General Counsel
Email: rberry@spiritrealty.com
3.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.
4.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Issuer, the Property Manager, the Special Servicer and the Back-Up Manager have caused this Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.
SPIRIT MASTER FUNDING VI, LLC

By: Spirit SPE Manager, LLC, a Delaware limited
liability company
Its: Manager

By:
Name:
Title:
SPIRIT MASTER FUNDING VIII, LLC

By: Spirit SPE Manager, LLC, a Delaware limited
liability company
Its: Manager

By:
Name:
Title:
SPIRIT REALTY, L.P., as Property Manager and Special Servicer

By: Spirit General OP Holdings, LLC, a Delaware
limited liability company
Its: Manager

By:
Name:
Title:
MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Back-Up Manager
By:
Name:
Title:

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